UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2016 (October 5, 2016)

Univar Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37443	26-1251958
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

3075 Highland Parkway, Suite 200 Downers Grove, IL 60515
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (331) 777-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On October 5, 2016, the board of directors (the “Board”) of Univar Inc. (the “Registrant”) appointed Edward J. Mooney and Robert L. Wood as members of the Board.  Mr. Mooney will be a Class II member of the Board and a member of the Board’s compensation committee.  Mr. Wood will be a Class I member of the Board and a member of the Board’s audit committee.  The Board determined, after considering all of the relevant facts and circumstances, that Messrs. Mooney and Woods are both “independent” as defined under the New York Stock Exchange listing standards.  With the appointment of Messrs. Mooney and Woods, the Registrant’s Board consists of 11 directors.  No arrangements exist between the Registrant and Messrs. Mooney or Woods or any other person pursuant to which they were selected as directors.  There are no transactions to which the Registrant or any of its subsidiaries is a party in which Messrs. Mooney or Woods has a material interest that is subject to disclosure under Item 404(a) of Regulation S-K.  Messrs. Mooney and Woods will participate in the standard director compensation program for the Registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2016	Univar Inc.

	By:	/s/ Stephen N. Landsman
	Name:	Stephen N. Landsman
	Title:	Executive Vice President, General Counsel and Secretary